EXHIBIT 23.A




                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Farmland Industries, Inc.:



      We consent to the use of our reports, incorporated herein by reference, on the consolidated financial statements and financial statement schedule of Farmland Industries, Inc. as of August 31, 1998 and 1997 and for each of the years in the three-year period ended August 31, 1998 and to the reference to our firm under the heading "Experts" in the prospectus.







                                                KPMG PEAT MARWICK LLP


Kansas City, Missouri
January 5, 1999